Exhibit 10.2

Translated From Japanese

                              Borrowing Conditions

BORROWING AMOUNT

Borrowing Amount: (Y)300,000,000
Borrowing Date: 2007/7/6


REPAYMENT METHOD

Final date of repayment: 2008/6/30
Dated of repayment: the end of month
In case Holiday: the following day in business day
Branch No. 108
Account No. 1120249

(Y)300,000,000 Repay from 2007 July, every month evenly
The first repayment        (Y)25,000,000
After the second           (Y)25,000,000
Final repayment            (Y)25,000,000


INTEREST PAYMENT METHOD

Borrowing interest rate: 2.12500 % annually
Interest payment method: Prepay from 2007 July every month


USE OF PROCEEDS

Operating Capital


JOINT GUARANTOR

Address: 3-13-10 Yoyogi, Shibuya-ku Tokyo 151-0053
         Tel: 03-3220-8745
Name:    Hideki Anan

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